INVESTMENT ADVISORY AGREEMENT

among

DME ADVISORS, LP,

THE VENTURE AMONG
GREENLIGHT REINSURANCE, LTD.,
GREENLIGHT REINSURANCE IRELAND, LTD. AND
DME ADVISORS, LLC,

GREENLIGHT REINSURANCE, LTD.,

GREENLIGHT REINSURANCE IRELAND, LTD.

and

DME ADVISORS, LLC

January 1, 2014

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INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of January 1, 2014, by and among DME ADVISORS, LP, a Delaware limited partnership (the “Investment Advisor”), and the VENTURE AMONG GREENLIGHT REINSURANCE, LTD., GREENLIGHT REINSURANCE IRELAND, LTD. AND DME ADVISORS, LLC (the “Venture”), GREENLIGHT REINSURANCE, LTD., GREENLIGHT REINSURANCE IRELAND, LTD. and DME ADVISORS, LLC (each, a “Participant”, and collectively, the “Participants”).

RECITALS:

The Venture desires to retain the Investment Advisor to provide certain discretionary advisory services relating to the assets and liabilities of the Venture, and the Investment Advisor desires to accept such appointment, all subject to the terms and conditions hereinafter set forth.

AGREEMENT:

In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Investment Program; Authority and Duties of the Investment Advisor.

(a)
Investment Program. Subject to the provisions of clauses (e), (f) and (h) below and in accordance with the investment objectives, policies, guidelines and restrictions that from time to time are set forth in the Second Amended and Restated Agreement (the “Venture Agreement”, capitalized terms used but not otherwise defined herein have the meanings given to them in the Venture Agreement) by and among Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, Ltd., Greenlight Capital Re, Ltd. (for limited purposes) and DME Advisors, LLC (“DME”), or that are otherwise communicated to the Investment Advisor by DME (and subject, in each case, to any limitations otherwise set forth in this Agreement), the Investment Advisor shall be empowered, on a non-exclusive basis, to (i) formulate the overall investment strategy to be carried out by the Venture (and the limited related borrowing activities of the Venture in order to implement such strategy) and (ii) exercise full discretion in the management of the trading, investment transactions and related borrowing activities of the Venture in order to implement such strategy.

(b)
Authority of Investment Advisor. Subject to the limitations contained elsewhere in this Agreement and in the Venture Agreement, Investment Advisor may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may, in the reasonable discretion of Investment Advisor, be necessary or advisable to carry out the objectives of this Agreement and the Venture Agreement (including without limitation all federal securities filings relating to any of the investment activities set forth in this Section 1), provided, however, that if a contract, agreement or other undertaking

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is or is to be made by Investment Advisor on behalf of Greenlight Re and/or GRIL that could reasonably be expected to require disclosure on a Form 8-K pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, or other applicable law, Investment Advisor shall promptly notify Greenlight Re and/or GRIL and cooperate with Greenlight Re and/or GRIL to allow a timely and proper disclosure to be made.

(c)
Power of Attorney. Subject to the provisions of clauses (d), (e), (f) and (h) below, in furtherance of the foregoing, the Venture hereby designates and appoints Investment Advisor as agent and attorney-in-fact, with full power and authority and without the need for further approval of the Venture or any Participant (except as may be required by applicable law) to have the exclusive power on behalf of the Venture and the Participants to:

(i)
effect any and all transactions in equity and debt securities (including derivatives thereon), currencies and commodities (and options, futures, derivatives, swaps, and forward contracts thereon), trade and other claims, arbitrages, loans, break-ups, consolidations, reorganizations and similar securities of non-United States issuers, and everything connected therewith in the broadest sense (“Securities”);

(ii)	determine all matters relating to the manner, method and timing of investment transactions and to engage consultants and analysts in connection therewith;

(iii)	select brokers (including prime brokers), custodians, dealers, banks and other intermediaries by or through whom such investment transactions will be executed or carried out;

(iv)	make short sales;

(v)	purchase or write options (including uncovered options);

(vi)	trade on margin;

(vii)
draw funds and direct banks, brokers or other custodians to effect deliveries of funds or assets, but only in the course of effecting investment transactions for the account of the Venture and its Participants;

(viii)	exercise all voting and other powers and privileges attributable to any Securities or other property held for the account of the Venture and its Participants hereunder; and

(ix)
make and execute all such documents and to take all such other actions as Investment Advisor considers necessary or appropriate to carry out its investment advisory duties hereunder, including, without limitation, opening brokerage (including prime brokerage) accounts, bank accounts, futures accounts, custody accounts and other similar accounts, and any other required documentation including, without limitation, swaps, securities, lending arrangements and similar agreements on behalf of the Venture and its Participants.

(d)
Creation of Entities. Investment Advisor may, with the prior consent of Greenlight Re or GRIL, as applicable (which consent may not be unreasonably withheld), effectuate the foregoing through one or more corporations,

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partnerships, limited liability companies or other entities formed on behalf of the Venture (an "Entity").  For purposes of providing such consent, Greenlight Re or GRIL, as applicable, shall designate an authorized representative (and a substitute authorized representative in the event that the first authorized representative is unavailable) each of whom have the authority to provide such consent.  A failure of an authorized representative to consent or reject the formation and use of an Entity in connection with a proposed transaction within twenty-four (24) hours of receipt of a written request (via electronic mail or otherwise) for approval from Investment Advisor shall be deemed consent.

(e)
Exclusive Delegation of Certain Rights. Notwithstanding any provision of this Agreement to the contrary, it is the express intention of the parties, and the parties acknowledge and agree, that until the termination of this Agreement for any reason as provided in Section 9 hereof:

(i)	Investment Advisor shall have, to the exclusion of the Venture and the Participants, sole voting power with respect to the Securities;

(ii)
in no event shall the Venture or any Participant have any right, power, authority or ability, whether direct or indirect, to vote or act by consent with respect to any Security, or to direct or influence any such vote or action by consent;

(iii)	Investment Advisor shall have, to the exclusion of the Venture and the Participants, sole investment and dispositive power with respect to the Securities; and

(iv)
in no event shall the Venture or any Participant have any right, power, authority or ability, whether direct or indirect, to invest in or dispose of any Security, or to direct or influence any such investment or disposition.

(f)
Certain Limitations. Notwithstanding anything to the contrary in this Agreement, Investment Advisor shall use commercially reasonable efforts to avoid engaging in any activity or taking any action that would cause Greenlight Re or GRIL to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, including investing in any asset that (i) does not qualify for the trading safe harbor provided in Section 864(b)(2) of the Code and the Treasury Regulations promulgated thereunder, or (ii) would be considered a United States real property interest for purposes of Section 897 of the Code.

(g)
Certain Considerations in Selecting Brokers, Etc. In connection with the transactions contemplated by this Agreement, the Venture and the Participants acknowledge and agree that in the course of selecting brokers, dealers, banks and financial intermediaries to effect such transactions, Investment Advisor may agree to such commissions, fees and other charges as it shall deem reasonable under the circumstances, taking into consideration all such factors as Investment Advisor deems relevant, including the following: the ability to effect prompt and reliable executions at favorable prices; the operational efficiency with which transactions are effected; the financial strength, integrity and stability of the broker; the quality, comprehensiveness and frequency of available research and other services

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considered to be of value (even if such research and other services are not for the exclusive benefit of the accounts of the Venture and its Participants); and the competitiveness of commission rates in comparison with other brokers satisfying Investment Advisor’s other selection criteria. It is understood that the costs of such services will not necessarily represent the lowest costs available and that Investment Advisor is under no obligation to combine or arrange orders so as to obtain reduced charges.

(h)	Guidelines. Notwithstanding any provision of this Agreement to the contrary, Investment Advisor hereby agrees to follow:

(i)
the investment guidelines of Greenlight Re attached to the Venture Agreement from time to time as Exhibit A-1 (the “Greenlight Re Guidelines”), solely with respect to Assets in which Greenlight Re has an interest, and only to the extent of Greenlight Re’s interest in each such Asset, as the Greenlight Re Guidelines may be amended from time to time by the Board of Greenlight Re, and provided in writing to Investment Advisor or DME; and

(ii)
the investment guidelines of GRIL attached to the Venture Agreement from time to time as Exhibit A-2 (the “GRIL Guidelines”, and together with the Greenlight Re Guidelines, the “Guidelines”), solely with respect to Assets in which GRIL has an interest, and only to the extent of GRIL’s interest in each such Asset, as the GRIL Guidelines may be amended from time to time by the Board of GRIL and provided in writing to Investment Advisor or DME.

For the avoidance of doubt, the Parties hereby acknowledge and agree that (x) the Greenlight Re Guidelines do not apply to any Assets in which Greenlight Re does not have an interest, and (y) the GRIL Guidelines do not apply to any Assets in which GRIL does not have an interest. Investment Advisor shall not, except as otherwise approved by Greenlight Re or GRIL in writing, effect any investment transactions for the accounts of such Participant that are inconsistent with the Guidelines applicable to such Participant or other investment restrictions from time to time imposed by applicable regulation (as determined in good faith by the applicable Board) or adopted by the applicable Board; provided that such Guidelines and investment restrictions are communicated in writing to Investment Advisor or DME. Investment Advisor may designate certain investments as Designated Securities in order to comply with the applicable Guidelines and investment restrictions.

2.    Fees and Expenses.

Investment Advisor shall be entitled to fees and to reimbursement of expenses in accordance with the Fee Schedule annexed hereto.

3.    Other Activities and Investments.

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(a)
Investment Advisor is not required to devote its full time to its duties under this Agreement, but must devote such of its time to such duties as it, in its discretion exercised in good faith, determines to be necessary to conduct the affairs contemplated by this Agreement.

(b)
This Agreement shall not restrict in any way the ability of Investment Advisor or any of its Affiliates to engage in any other business or investment activities. It is expressly understood that Investment Advisor and its Affiliates may effect investment transactions for their own account and for Managed Accounts which may or may not be affiliated with any Participant, and the Venture and the Participants further understand and agree that nothing herein shall restrict the ability of Investment Advisor or its Affiliates to engage in any such transactions notwithstanding the fact that the Venture or Participants may have, by virtue of this Agreement or otherwise, or may take a position of any kind; provided, however, that Investment Advisor shall not, without the prior written consent of the applicable Board, purchase pursuant to this Agreement any Asset from, or sell pursuant to this Agreement, any Asset to, Investment Advisor or any Managed Account which Investment Advisor or any of its Affiliates is the investment advisor to or is otherwise a beneficial owner of; provided further, however, that failure to obtain such prior written consent shall not be deemed a breach of this Agreement if the applicable Board ratifies such purchase or sale after the fact. Notwithstanding the foregoing, Investment Advisor may cause the Venture and Managed Accounts that invest in parallel therewith to enter into book account trades in the ordinary course of business transferring portions of investments among the Venture and all such Managed Accounts in order to reflect changes in the size of the Venture relative to the size of such Managed Accounts without the need for consent or ratification by the Board of any such trades.

(c)
It is understood that when Investment Advisor determines that it would be appropriate for the Venture and one or more of Investment Advisor’s (or its Affiliates’) other Managed Accounts to participate in an investment opportunity, Investment Advisor will seek to execute orders for, or otherwise allocate such opportunities to, the Venture and such Managed Accounts on an equitable basis. In such situations, Investment Advisor may place orders for the Venture and each Managed Account simultaneously and if all such orders are not filled at the same price, Investment Advisor may cause the Venture and each Managed Account to pay or receive the average of the prices at which such orders were filled for the Venture and all other Managed Accounts. If all such orders cannot be fully executed under prevailing market conditions, Investment Advisor may allocate among the Venture and the Managed Accounts the securities traded in a manner which Investment Advisor considers in its reasonable discretion equitable, taking into account the size of the order placed for the Venture and each such Managed Account as well as any other factors which Investment Advisor deems relevant. However, Investment Advisor is not obligated to devote any specific amount of time to its duties under this Agreement and is not required to accord exclusivity or priority to the Venture or the Participants in the event of limited investment

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opportunities arising from the application of speculative position limits or other factors.

4.    Account and Other Information.

Investment Advisor shall furnish to DME such information concerning activities undertaken for the Venture’s account pursuant to this Agreement as may reasonably be required in order for DME to comply with its obligations under Section 7.1 of the Venture Agreement.

5.    Scope of Liability.

The Venture and each Participant agrees that none of Investment Advisor, the general partner of Investment Advisor, or their respective members, partners, managers, directors, officers, employees and agents, and any person or entity who controls Investment Advisor or its general partner (each such person or entity being a “Covered Person”) shall be liable to the Venture or to any of the Participants or their shareholders for any liabilities, obligations, losses, costs, damages, expenses, claims, judgments and reasonable attorney’s fees and expenses (collectively, “Losses”) occasioned by any act or omission of any Covered Person in connection with the performance of such Covered Person’s services hereunder, except that Investment Advisor shall be liable to the Participants: (a) for any misstatement or omission of material fact contained in a filing made by or on behalf of a Participant under the United States Securities and Exchange Act of 1934 or other federal law or other public disclosure in so far as such losses, damages, expenses or claims arise out of or are based upon any written information provided by such Covered Person regarding the Participants or the Venture expressly for use in such filing or other public disclosure, to the extent (and only to the extent) that such misstatement or omission of a material fact contained in such filing occurs in reliance upon and in conformity with the written information furnished by the Covered Person; (b) for acts or omissions by it which constitute gross negligence, willful misconduct or reckless disregard of Investment Advisor’s obligations under this Agreement; or (c) for breaches of the applicable Guidelines by Investment Advisor which are not cured within 15 days of the earlier of (i) the date on which Investment Advisor becomes aware of such breach, and (ii) the date on which Investment Advisor receives a written notice of such breach from a Participant or an authorized representative of a Participant, in each case as finally determined by a court having proper jurisdiction and after all appeals are resolved or exhausted.

6.    Indemnification.

(a)
The Venture, and each Participant, to the extent of its interest in the Assets only, shall indemnify and hold harmless each Covered Person from and against any Losses arising out of any claim asserted or threatened to be asserted in connection with any matter arising out of or in connection with this Agreement or the Venture’s business or affairs; provided, however, that no Covered Person shall be entitled to any such indemnification with respect to any expense, loss, liability or

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damage which was caused by (i) any misstatement or omission of material fact contained in a filing made by or on behalf of a Participant under the United States Securities and Exchange Act of 1934 or other federal law or other public disclosure in so far as such losses, damages, expenses or claims arise out of or are based upon any written information provided by such Covered Person regarding the Participants or the Venture expressly for use in such filing or other public disclosure, to the extent (and only to the extent) that such misstatement or omission of a material fact contained in such filing occurs in reliance upon and in conformity with the written information furnished by the Covered Person, (ii) any Covered Person’s gross negligence, willful misconduct or reckless disregard of any of the its obligations under this Agreement, or (iii) for breaches of the applicable Guidelines by Investment Advisor in connection with its actions under this Agreement which breaches are not cured within 15 days of the earlier of (x) the date on which Investment Advisor becomes aware of such breach, and (y) the date on which Investment Advisor receives a written notice of such breach from a Participant. The Venture shall advance to any Covered Person the reasonable costs and expenses of investigating and/or defending such claim subject to receiving a written undertaking from the Covered Person to repay such amounts if and to the extent of any subsequent determination by a court or other tribunal of competent jurisdiction that the Covered Person was not entitled to indemnification hereunder. Notwithstanding the foregoing, no Participant shall be liable hereunder for any settlement of any action or claim effected without its consent thereto, which will not be unreasonably withheld.

(b)
All transactions effected pursuant to this Agreement by Investment Advisor shall be for the Participants’ accounts and risk. Investment Advisor has not made and makes no guarantee whatsoever as to the success or profitability of Investment Advisor’s trading methods and strategies, and the Participants each acknowledge that it has received no such guarantee from Investment Advisor or any Covered Person, and has not entered into this Agreement in consideration of or in reliance upon any such guarantee or similar representation from Investment Advisor or any Covered Person.

(c)
Investment Advisor shall indemnify and hold harmless the Venture and each of the Participants against any Losses which were caused by: (i) any misstatement or omission of material fact contained in a filing made by or on behalf of a Participant under the United States Securities and Exchange Act of 1934 or other federal law or other public disclosure in so far as such losses, damages, expenses or claims arise out of or are based upon any written information provided by Investment Advisor regarding the Participants or the Venture expressly for use in such filing or other public disclosure, to the extent (and only to the extent) that such misstatement or omission of a material fact contained in such filing occurs in reliance upon and in conformity with the written information furnished by Investment Advisor; (ii) Investment Advisor’s fraud, gross negligence, willful misconduct or reckless disregard of any of Investment Advisor’s obligations under this Agreement; (iii) for breaches of the applicable Guidelines by

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Investment Advisor in connection with its duties under this Agreement which breaches are not cured within 15 days of the earlier of (x) the date on which Investment Advisor becomes aware of such breach, and (y) the date on which Investment Advisor receives a notice of such breach from a Participant.

(d)
The amount which any indemnifying party is required to pay to, or for the benefit of, an indemnified person under this Section 6 will be reduced (including, without limitation, retroactively) by any insurance proceeds which are actually paid by, or on behalf of, the indemnified party in reduction of the related Losses.

(e)
If the indemnity provided for in this Section 6 and to which a Covered Person is otherwise entitled is unavailable to such Covered Person in respect of any Losses referred to therein, then the Venture, and each Participant, to the extent of its interest in the Assets only, in lieu of indemnifying such Covered Person, shall contribute to the amount paid or payable by such Covered Person as a result of such Losses in the proportion the total capital of the Participants in the Venture (exclusive of the balance in the Covered Person’s Capital Account (or the Capital Account of DME if the Covered Person is not DME)) bears to the total capital of the Venture (including the balance in Covered Person’s Capital Account (or the Capital Account of DME if the Covered Person is not DME), which contribution shall be treated as an expense of the Venture calculated as if the DME’s Capital Account balance was equal to zero.

7.     Fiduciary Duties; Discretion

(a)
To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Venture or to any Participant, such Covered Person acting under this Agreement is not liable to the Venture or to any Participant for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(b)
To the fullest extent permitted by law, unless otherwise expressly provided for herein, (i) whenever a conflict of interest exists or arises between Investment Advisor or any of its Affiliates, on the one hand, and the Venture or any of the other Participants on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that Investment Advisor must act in a manner which is, or provide terms which are, fair and reasonable, Investment Advisor must resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party, including its own interest, to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by Investment Advisor, the resolution,

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action or terms so made, taken or provided by Investment Advisor do not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of Investment Advisor at law or in equity or otherwise.

(c)
To the fullest extent permitted by law, except as provided elsewhere in this Agreement, whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion” or under a grant of similar authority or latitude, such Person is entitled to consider only such interests and factors as it desires, including its own interests, and has no duty or obligation to give any consideration to any interest of or factors affecting the Venture or the Participants, or (ii) in its “good faith” or under another express standard, then such Person acts under such express standard and is not subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

8.    Board of Directors Meetings.

At the request of a Participant and subject to reasonable prior notice, Investment Advisor shall endeavor to make one of Investment Advisor’s representatives available to attend the meetings of the Board of such Participant to report on Investment Advisor’s activities and on other matters pertaining to Investment Advisor’s engagement hereunder.

9.    Term; Termination; Renewal.

This Agreement has a term beginning on the date of this Agreement and expiring on the date on which the term of the Venture Agreement expires or terminates for any reason. Upon any termination of this Agreement or upon a termination of the Venture Agreement for Greenlight Re Cause or GRIL Cause, the Investment Advisor will use all commercially reasonable efforts to follow the direction of the Greenlight Re Board or the GRIL Board, as applicable, with respect to the disposition of the applicable Assets necessary to satisfy Greenlight Re’s or GRIL’s withdrawal; provided, however, that neither the Investment Advisor or nor DME makes any guarantee that they can comply with such directions.

10.    Amendment; Modification; Waiver.

This Agreement may be amended, in whole or in part, with the written consent of the Investment Advisor and all of the Participants.

11.    Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other party hereto and any attempted assignment, transfer or

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delegation thereof without such consent shall be void. The foregoing shall not prevent an assignment by Investment Advisor in connection with any transaction that does not result in a change of its actual control or management.

12.    Governing Law; Submission to Jurisdiction.

(a)
This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York which are applicable to contracts made and entirely to be performed therein, without regard to the place of performance hereunder.

(b)
Each party hereto submits to the jurisdiction of any state or federal court sitting in New York, New York in any action arising out of or relating to this Agreement and agrees that all claims in respect of any such action may be heard and determined in any such court. Each party hereto agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

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In witness whereof, the parties have executed this Agreement as of the day and year first above written.

THE VENTURE FORMED BY GREENLIGHT REINSURANCE, LTD., GREENLIGHT REINSURANCE IRELAND, LTD. AND DME ADVISORS, LLC

By: DME Advisors, LLC, authorized signatory

By: /s/ Harry Brandler	By: /s/ Daniel Roitman
Name: Harry Brandler	Name: Daniel Roitman
Title: CFO	Title: COO
GREENLIGHT REINSURANCE, LTD.

By: /s/ Barton Hedges	By: /s/ Tim Courtis
Name: Barton Hedges	Name: Tim Courtis
Title: CEO	Title: CFO
GREENLIGHT REINSURANCE IRELAND, LTD.

By: /s/ Barton Hedges	By: /s/ Tim Courtis
Name: Barton Hedges	Name: Tim Courtis
Title: CEO	Title: CFO
DME ADVISORS, LLC

By: /s/ Harry Brandler	By: /s/ Daniel Roitman
Name: Harry Brandler	Name: Daniel Roitman
Title: CFO	Title: COO
DME ADVISORS, LP

By: /s/ Harry Brandler	By: /s/ Daniel Roitman
Name: Harry Brandler	Name: Daniel Roitman
Title: CFO	Title: COO

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FEE SCHEDULE

1.    Definitions

Capitalized terms used but not otherwise defined in this Fee Schedule shall have the meanings set forth in the Venture Agreement.

2.    Management Fee

(a)	As of the first day of each month, the Management Fee for such month shall be debited against the Capital Account of each Participant (other than DME) and paid in cash to Investment Advisor.

(b)
All applicable Management Fee accrues from the Commencement Date with respect to each Participant and is payable monthly in advance on the first day of the month, based on the Capital Account balance of each such Participant as of the beginning of such month (or on the Commencement Date with respect to such Participant in the case of the first month of this Agreement). If this Agreement is terminated in accordance with its terms as of a date other than the last day of a month, the Management Fee for the final month shall be prorated to the date of termination. All payments of the Management Fee to Investment Advisor shall be made without any reduction, deduction or withholding for or on account of any tax (including without limitation, any value added tax), unless required by law. If reduction, deduction or withholding of any tax (including without limitation, any value added tax) is required by law from any such payment, the sum payable shall be increased as necessary so that after making all required deductions and withholdings, Investment Advisor receives an amount equal to the amount that it would have received had no such deductions or withholdings been made.

(c)    The Venture shall pay all Management Fee to the order of Investment Advisor, via cash payment or wire transfer of immediately available funds.

3.	Expenses.

(a)
All expenses incurred directly in connection with transactions effected or positions held for the account of the Venture and its Participants (including, without limitation, custodial fees, brokerage commissions, research costs, market data fees, legal, consulting and auditing fees, interest on debit balances, withholding or transfer taxes) shall be paid or reimbursed by the Venture. In addition, Investment Advisor shall be entitled to be paid or reimbursed for other out-of pocket expenses (other than its own salary, office rent and other customary general administrative, overhead costs and the costs of maintaining books and records pursuant to Section 7.4 of the Venture Agreement) incurred in the performance of its duties pursuant to this Agreement.

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(b)
Investment Advisor shall be entitled to use “soft dollars” generated by investments to pay for certain of its own operating and overhead costs, including payment of all or a portion of its costs and expenses of operation to the extent that Investment Advisor, in its reasonable discretion, determines that any such costs and expenses are reasonably related to the investment decision-making process. Use of “soft dollars” by Investment Advisor as described herein shall not constitute a breach by it of any fiduciary or other duty which Investment Advisor may be deemed to owe to the Venture or any Participant or any Affiliate thereof.

(c)
If Investment Advisor shall incur any of the expenses for the account or benefit of, or in connection with its activities or those of its Affiliates on behalf of, both the Venture and any Managed Account, Investment Advisor, as appropriate, will allocate such expense among the Venture and each such Managed Account in proportion to the size of the investment made by each of the Venture and each Managed Account in the activity or entity to which the expense relates, or in such other manner as Investment Advisor in good faith considers fair and reasonable.

(d)    Except as provided in paragraphs (a), (b) and (c) of this Section 3, Investment Advisor shall provide its advisory services hereunder at its own expense.

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